EXHIBIT 10.3

BIOSCRIP/CHS
 2006 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

Page
§ 1. BACKGROUND   1

§ 2. DEFINITIONS    1

2.1  Affiliate    1

2.2  Award    1

2.3  Award Agreement    1

2.4.   Bioscrip/CHS Plan    1

2.5  Board    1

2.6  Change in Control    1

2.7  CHS Plan    2

2.8  Code    3

2.9  Committee    3

2.10  Company    3

2.11  Director    3

2.12  Ending Value    3

2.13  Fair Market Value    3

2.14  ISO    3

2.15  Key Employee    3

2.16  1933 Act    3

2.17  1934 Act    3

2.18  Merger Agreement    3

2.19  Non-ISO    3

2.20 Option    3

2.21  Option Certificate    4

2.22  Option Price    4

2.23  Parent    4

2.24  Performance Goal      4
2.25  Performance Period 4

2.26  Performance Unit 4

2.27  Plan 4

2.28  Restricted Stock Unit 4

2.29  Restricted Stock Unit Certificate 4

2.30  Roll Over Option 4

2.31  Rule 16b-3 4

2.32  SAR Value 4

2.33  Stock 4

2.34 Stock Appreciation Right 4

2.35  Stock Appreciation Right Certificate 4

2.36  Stock Grant 4

2.37  Stock Grant Certificate 4

2.38  Subsidiary 4

2.39  Substitute Awards 4

2.40  Ten Percent Shareholder 5

§ 3. SHARES RESERVED UNDER PLAN 5

3.1  Number of Shares. 5

3.2.  Character of Shares. 5

3.3.  Roll Over Options and Other Outstanding Options. 5

§ 4. EFFECTIVE DATE 5

§ 5. COMMITTEE 5

5.1  Committee Powers 5

5.2  Committee Decisions and Meetings 6

5.3.  Delegation 6

§ 6. ELIGIBILITY AND ANNUAL GRANT CAPS 6

§ 7. OPTIONS                                6
7.1  Committee Action    6

7.2  $100,000 Limit    7

7.3  Option Price    7

7.4  Payment    7

7.5  Exercise Period    7

7.6  Reload Option Grants Prohibited    8

§ 8. STOCK APPRECIATION RIGHTS    8

8.1  Committee Action    8

8.2  Terms and Conditions    8

8.3  Exercise    9

§ 9. RESTRICTED STOCK UNITS    9

9.1  Committee Action    9

9.2  No Adjustment for Cash Dividends    9

9.3  Payment for Restricted Stock Units    9

9.4  Deferrals    10

9.5  Performance-Based Vesting    10

§ 10. STOCK GRANTS    10

10.1  Committee Action    10

10.2  Conditions    10

10.3  Dividends and Voting Rights    11

10.4  Satisfaction of Forfeiture Conditions    11

10.5  Performance-Based Vesting    11

§ 11. PERFORMANCE UNITS    11

11.1  Committee Action    11

11.2  Conditions    12

11.3  Performance Goals    12

11.4  Performance Period                                           12
11.5  Payment for Performance Units    12

§ 12. NON-TRANSFERABILITY    13

§ 13. SECURITIES REGISTRATION    13

§ 14. LIFE OF PLAN    14

§ 15. ADJUSTMENT    14

15.1  Capital Structure    14

15.2  Mergers    14

15.3  Fractional Shares    15

§ 16. CHANGE IN CONTROL    15

16.1  Assumption or Substitution of Certain Awards    15

16.2  Non-Assumption or Substitution of Certain Awards    15

16.3  Impact on Certain Awards    16

16.4  Termination of Certain Awards    16

§ 17. AMENDMENT OR TERMINATION    16

§ 18. MISCELLANEOUS    16

18.1  Stockholder Rights    16

18.2  No Contract of Employment or Service    16

18.3  Withholding    17

18.4  Construction    17

18.5  Other Conditions    17

18.6  Rule 16b-3    17

§ 1.

BACKGROUND

The Company assumed the CHS Plan on March 25, 2010 pursuant to the terms of the Merger Agreement and changed the name of the CHS Plan at that time to the BioScrip/CHS Plan.  This Plan is an amendment and restatement of the BioScrip/CHS Plan which has been adopted so that the provisions of this Plan will (to the extent practicable) be the same as the corresponding provisions of the BioScrip, Inc. 2008 Equity Incentive Plan, as amended.

§ 2.

DEFINITIONS

2.1  Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2  Award — means any Option, Stock Appreciation Right, Restricted Stock Unit, Stock Grant or Performance Unit made pursuant to the provisions of the Plan.

2.3  Award Agreement — means any Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

2.4.   Bioscrip/CHS Plan — means the CHS Plan on March 25, 2010, as assumed and adopted by the Company pursuant to the terms of the Merger Agreement, as amended from time to time.

2.5  Board — means the Board of Directors of the Company.

2.6  Change in Control — means unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” or “group” (within the meaning of §§ 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting

Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Affiliate or Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of or group of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person or group;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

2.7  CHS Plan — means the Critical Homecare Solutions Holdings, Inc. 2006 Equity Incentive Plan as in effect on March 24, 2010.

2.8  Code — means the Internal Revenue Code of 1986, as amended.

2.9  Committee — means the Management Development & Compensation Committee, or such other committee appointed by the Board, which shall have at least 2 members, each of whom shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.10  Company — means BioScrip, Inc. and any successor to BioScrip, Inc.

2.11  Director — means a non-employee member of the Board.

2.12  Ending Value — means, a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment.

2.13  Fair Market Value — means (1) the closing price on any date for a share of Stock on the principal securities exchange on which the Stock is traded or listed or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with clause (1) for the immediately preceding business day, or, if the Stock is not traded or listed on any securities exchange, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.14  ISO — means an Option which is intended to satisfy the requirements of § 422 of the Code.

2.15  Key Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of the Company other than any such individual who was employed by BioScrip, Inc. or any subsidiary of BioScrip, Inc. immediately prior to the effective time of the merger contemplated by the Merger Agreement on March 25, 2010.

2.16  1933 Act — means the Securities Act of 1933, as amended.

2.17  1934 Act — means the Securities Exchange Act of 1934, as amended.

2.18  Merger Agreement — means the agreement and plan of merger dated as of January 24, 2010 by and among the Company, Camelot Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., a Delaware limited partnership, in its capacity as the Stockholders’ Representative and as a stockholder, Kohlberg Partners, V, L.P., a Delaware limited partnership, Kohlberg Offshore Investors V, L.P., a Delaware limited partnership, Kohlberg TE Investors V, L.P., a Delaware limited partnership, KOCO Investors V, L.P., a Delaware limited partnership, Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., a Delaware limited partnership, Blackstone Mezzanine Holdings II L.P., a Delaware limited partnership, and S.A.C. Domestic Capital Funding, Ltd., a Cayman Islands limited company.

2.19  Non-ISO — means an Option which is not intended to satisfy the requirements of § 422 of the Code.

2.20 Option — means an option to purchase Stock which is granted under § 7.

2.21  Option Certificate — means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.

2.22  Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.23  Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.24  Performance Goal — means a performance goal described in § 11.3.

2.25  Performance Period — means a performance period as described in § 11.4.

2.26  Performance Unit — means an Award granted under § 11.

2.27  Plan — means this BioScrip/CHS 2006 Equity Incentive Plan as adopted by the Board and as amended from time to time thereafter.

2.28  Restricted Stock Unit — means an Award granted under § 9.

2.29  Restricted Stock Unit Certificate — means the written certificate which sets forth the terms and conditions of a Restricted Stock Unit.

2.30  Roll Over Option — means a “Roll Over Option” as defined in the Merger Agreement.

2.31  Rule 16b-3 — means the exemption under Rule 16b-3 to § 16(b) of the 1934 Act or any successor to such rule.

2.32  SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.33  Stock — means the common stock, $.0001 par value per share, of the Company.

2.34 Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8.

2.35  Stock Appreciation Right Certificate — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

2.36  Stock Grant — means Stock granted under § 10.

2.37  Stock Grant Certificate — means the written certificate which sets forth the terms and conditions of a Stock Grant.

2.38  Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.39  Substitute Awards — Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines.

2.40  Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES RESERVED UNDER PLAN

3.1  Number of Shares.   Subject to § 3.3 and to adjustment as provided in § 15, a total of 2,390,229 shares of Stock shall be authorized for issuance under this Plan, all of which may be ISOs.

3.2  Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.3  Roll Over Options and Other Outstanding Options.   Each outstanding Roll Over Option shall remain subject to the terms and conditions of the CHS Plan and (to the extent necessary or appropriate and consistent with the regulations under § 409A of the Code) the BioScrip/CHS Plan; provided, however, if any of the 716,086 Shares which are subject to the Roll Over Options remain unissued after the expiration of such options, such Shares shall (subject to adjustment under § 15) become available under § 3.1 for issuance under this Plan.  Furthermore, each Option granted under the BioScrip/CHS Plan which is outstanding on the effective date of this Plan shall remain subject to the terms and conditions of the BioScrip/CHS Plan to the extent that any such terms or conditions are inconsistent with the terms and conditions set forth in this Plan.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date of its approval by the Board at a duly called meeting.

§ 5.

COMMITTEE

5.1  Committee Powers.  This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Key Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of shares of Stock to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Key Employee or Director;

(vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

 5.2  Committee Decisions and Meetings.  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate or Subsidiary, and any Participant employed by any of the foregoing. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

 5.3  Delegation  To the extent not inconsistent with applicable law, including § 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Stock is traded or listed), the Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedures to be followed to grant any Awards, to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Key Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Key Employees who are not Directors or executive officers of the Company.

§ 6.

ELIGIBILITY AND ANNUAL GRANT CAPS

Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. No Key Employee in any calendar year shall be granted (subject to adjustment under § 15) (i) Options to purchase more than 500,000 shares of Stock, (ii) more than 500,000 Stock Appreciation Rights based on the appreciation with respect to shares of Stock, and (iii) Stock Grants and Restricted Stock Units that are intended to comply with the requirements of § 162(m) of the Code representing more than 350,000 shares of Stock.

§ 7.

OPTIONS

7.1  Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and Directors under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the

Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

7.2  $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3  Option Price.  The Option Price for each share of Stock subject to an Option (other than with respect to a Substitute Award) shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. Except for adjustments under § 15, without the approval of the Company’s stockholders the Option Price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.

7.4  Payment.  The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid (i) through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock, (ii) with the consent of the Committee, by withholding Stock otherwise issuable in connection with the exercise of the Option, and (iii) through any other method specified in an Award agreement. Any payment made in Stock (including withholding of Stock) shall be treated as equal to the Fair Market Value of such Stock on the exercise date.

7.5  Exercise Period.  Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but in no event may an Option granted to an employees of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by § 16, as may be set forth in an Award Agreement with respect to the retirement, death or disability of a Participant or special circumstances determined by the Committee. No Option Certificate shall make an Option exercisable on or after the earlier of

 (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or service of a Director has terminated for any reason whatsoever, including death or disability.

7.6  Reload Option Grants Prohibited.  The Committee may not, as part of the grant of an Option, provide in the related Option Certificate for “reload” Option grants (i.e., the automatic grant of an additional Option to pay all or a part of the Option Price or using Stock to satisfy all or a part of any related tax withholding requirement).

§ 8.

STOCK APPRECIATION RIGHTS

8.1  Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2  Terms and Conditions.

 (a)  Stock Appreciation Right Certificate.  If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. Except for adjustments under § 15, without the approval of the Company’s stockholders the SAR Value shall not be reduced after the Stock Appreciation Right is granted, a Stock Appreciation Right may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be taken with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but in no event may a Stock Appreciation Right granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by § 16 or as may be set forth in an Award Agreement with respect to the retirement, death or disability of the Key Employee or Director or (ii) special circumstances determined by the Committee (such as the achievement of performance objectives). No Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)  Option Certificate.  If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the

Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

8.3  Exercise.  A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

RESTRICTED STOCK UNITS

 9.1  Committee Action.  The Committee acting in its absolute discretion shall have the right from time to time to grant to Key Employees and Directors under this Plan Restricted Stock Units, the value of each of which corresponds to the Fair Market Value of a share of Stock. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Certificate that shall set forth the number of Restricted Stock Units granted to the Key Employee or Director, the vesting schedule applicable to such Restricted Stock Units and such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. Restricted Stock Units subject solely to continued service with the Company or a Subsidiary shall not become vested over a period of less than (i) three (3) years from the date of grant (but permitting pro rata vesting over such period) for grants to Key Employees and (ii) one (1) year from the date of grant (but permitting pro rata vesting over such period) for grants to Directors; provided that such restrictions shall not be applicable to grants not in excess of 10% of the initial number of shares available for grants of Restricted Stock Units under § 3.1(a). Restricted Stock Unit subject to the achievement of performance objectives shall not become vested over a period of less than one (1) year.

9.2  No Adjustment for Cash Dividends.  Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with § 15.1, there shall be no adjustment to Restricted Stock Units for dividends paid by the Company.

9.3  Payment for Restricted Stock Units.  Unless a Key Employee or Director has made a deferral election in accordance with § 9.4, a Key Employee or Director shall receive upon the vesting of a Restricted Stock Unit payment from the Company in Stock issued under this Plan, and the number of shares of Stock issued to the Key Employee or Director shall be equal to the number of Restricted Stock Units that have at such time become vested. At the time a Key Employee or Director receives shares of stock equal in number to such Key Employee’s or Director’s vested Restricted Stock Units, such vested Restricted Stock Units shall automatically be cancelled and shall give the Key Employee or Director no further rights to payment of any kind.

9.4  Deferrals.  The Committee, in its absolute discretion, may permit a Key Employee or Director to elect to defer such Key Employee’s or Director’s receipt of the delivery of shares of Stock that would otherwise be due to such Key Employee or Director by virtue of the vesting of a Restricted Stock Unit; provided such deferral election is made in accordance with the requirements of § 409A of the Code. If any such deferral election is permitted by the Committee, the Committee shall, in its absolute discretion, establish additional rules and procedures for such payment deferrals. However, notwithstanding the preceding provisions of this Section and notwithstanding any other provision of this Plan to the contrary, the Committee shall not, (1) in establishing the terms and provisions of any grant of Restricted Stock Units, or (2) in exercising its powers under this § 9.4, create any arrangement which would constitute an employee pension benefit plan as defined in § 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees (within the meaning of ERISA §§ 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6)).

9.5  Performance-Based Vesting.  Notwithstanding anything contained in § 9.1 hereof, the Committee may, at the time of grant of Restricted Stock Units to Key Employees, prescribe that vesting of all or any the Restricted Stock Units shall be subject to the achievement of one or more performance objectives, including the Performance Goals set forth in § 11.3.

§ 10.

STOCK GRANTS

10.1  Committee Action.  The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and Directors. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

10.2  Conditions.

(a)  Conditions to Issuance of Stock.  The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 10.2(b) for the related Stock Grant.

(b)  Forfeiture Conditions.  The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Stock Grant Certificate may not provide for vesting of the Stock Grant subject solely to continued service with the Company or a Subsidiary over a period of less than three (3) years from the date of grant (which may be pro rata over such period) for grants to Key Employees and (ii) one (1) year from the date of grant (but permitting pro rata vesting over such period) for grants to Directors; provided that such restrictions shall not be applicable to Stock Grants not in excess of 10% of the initial number of shares available for Stock Grants under § 3. Stock Grants subject to the achievement of performance conditions shall not become vested over a period of less than one (1) year. A Key Employee’s or Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition.

10.3  Dividends and Voting Rights.  If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Key Employee or Director except as otherwise be provided in the Award agreement. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee’s or Director’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or Director also shall have the right to vote the Stock issued under his or her Stock Grant during such period.

10.4  Satisfaction of Forfeiture Conditions.  A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

10.5  Performance-Based Vesting.  The Committee may, at the time a Stock Grant is made, prescribe that vesting of all or any portion of the shares subject to the Stock Grant shall be subject to the achievement of one or more performance conditions, including the Performance Goals set forth in § 11.3.

§ 11.

PERFORMANCE UNITS

11.1  Committee Action.  The Committee (acting in its sole discretion) may from time to time grant Performance Units to Key Employees under the Plan representing the right to receive in cash an amount determined by reference to certain performance measurements, subject to such restrictions, conditions and other terms as the Committee may determine.

11.2  Conditions.  The written agreement covering Performance Units shall specify Performance Goals (as defined in § 11.3), a Performance Period (as defined in § 11.4)) and an Ending Value. Performance Units granted to a Key Employee shall be credited to a bookkeeping account established and maintained for such Key Employee.

11.3  Performance Goals.  With respect to each award of Performance Units, the Committee (acting in its sole discretion) shall specify as Performance Goals the corporate, division, segment, business unit, and/or individual performance goals which must be satisfied in order for the Key Employee to be entitled to payment to such Performance Units. Performance Goals for an Award of Performance Units that is intended to satisfy the requirements of § 162(m) of the Code shall be based on achieving specified levels of one or any combination of the following with respect to the Company on a consolidated basis, by division, segment, and/or business unit: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings before interest, taxes, depreciation, amortization and option expense); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel . The Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions or dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

11.4  Performance Period.  The Committee (acting in its sole discretion) shall determine the Performance Period, which shall be the period of time during which the Performance Goals must be satisfied in order for the Key Employee to be entitled to payment of Performance Units granted to such Key Employee. Different Performance Periods may be established for different Performance Units. Performance Periods may run consecutively or concurrently.

11.5  Payment for Performance Units.  As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Goals for the Performance Period have been achieved. As soon as reasonably practicable after such determination, or at such later date or in such installments as the Committee shall determine at the time of grant, the Company shall pay to the Key Employee an amount in cash equal to the Ending Value of each Performance Unit as to which the Performance Goals have been satisfied; provided, however, that in no event shall a Key Employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

§ 12.

NON-TRANSFERABILITY

Except as provided below, no Award shall be transferable by a Key Employee or Director other than by will or by the laws of descent and distribution. Any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. To the extent and under such terms and conditions as determined by the Committee, a Key Employee or Director may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Key Employee’s or Director’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Key Employee or Director or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Key Employee or Director or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Key Employee or Director shall remain bound by the terms and conditions of the Plan. The person or persons to whom an Award is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director with respect to such Award.

§ 13.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if so requested by Company, shall deliver to Company a written statement satisfactory to Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable federal or state securities law or he or she shall have furnished to Company an opinion in form and substance satisfactory to Company or its legal counsel satisfactory to Company that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option, Stock Appreciation Right or Restricted Stock Unit or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 14.

LIFE OF PLAN

No Award shall be made under this Plan on or after the earlier of

(1) the tenth anniversary of the effective date of the CHS Plan, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable, all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, all Restricted Stock Units have vested and all Performance Periods have ended, or

(2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan the satisfaction of the forfeiture conditions, if any, on Stock Grants, or the payment of shares upon the vesting of Restricted Stock Units) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 15.

ADJUSTMENT

15.1  Capital Structure.  The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the annual grant caps described in § 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options, Restricted Stock Units or Stock Appreciation Rights granted under this Plan, the Option Price of such Options, the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits.

15.2  Mergers.  The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 6. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option, Restricted Stock Unit and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option Stock Appreciation Right and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 6 of this Plan) to make any Stock Grants and Option Stock Appreciation Right and Restricted Stock Unit grants to effect the assumption of, or the substitution for, stock grants and option, restricted stock unit and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option, restricted stock unit and stock appreciation right grants.

15.3  Fractional Shares.  If any adjustment under this § 15 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Restricted Stock Unit or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 15 by the Committee shall be conclusive and binding on all affected persons.

§ 16.

CHANGE IN CONTROL

16.1  Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant, if a Key Employee’s employment with such successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), and (ii) restrictions, limitations and other conditions applicable to Restricted Stock Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested. For the purposes of this § 11.2, an Option, Restricted Stock Unit, Stock Appreciation Right, Award or Stock Grant shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Stock subject to the Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Restricted Stock Unit, Stock Appreciation Right or Stock Grant, for each share of Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

16.2  Non-Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement in the event of a Change in Control, to the extent the successor company does not assume or substitute for an Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, and (ii) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested.

16.3  Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one share of Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (ii) all Performance Units shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restriction shall lapse and such Performance Units shall be immediately settled or distributed.

16.4  Termination of Certain Awards.  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Key Employee or Director, and/or that each Key Employee or Director shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such Change in Control over the Option Price of such Option and the SAR Value of such Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

§ 17.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or exchange rule and (2) no amendment shall be made to § 16 on or after any date described in § 16 which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Awards under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Award made before such suspension or termination unless (x) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of the Company or a transaction described in § 15 or § 16.

§ 18.

MISCELLANEOUS

18.1  Stockholder Rights.  No Key Employee or Director shall have any rights as a stockholder of the Company as a result of the grant of an Option or a Restricted Stock Unit or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option, Restricted Stock Unit or Stock Appreciation Right to such Key Employee or Director. Subject to § 10.3, a Key Employee’s or Director’s rights as a stockholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

18.2  No Contract of Employment or Service.  The grant of an Award to a Key Employee or Director under this Plan shall not constitute a contract of employment or service and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Performance Unit agreement.

18.3  Withholding.  Each Option, Stock Appreciation Right, Restricted Stock Unit, Performance Unit and Stock Grant, shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right, the payment of shares upon the vesting of such Restricted Stock Unit, the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee, or to the payment for the Performance Units. The Committee also shall have the right to provide in an Award agreement that a Key Employee may elect to satisfy such statutory federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan. No withholding through a reduction in shares of Stock shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements, unless it will not trigger a negative accounting impact).

18.4  Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

18.5  Other Conditions.  Each Award may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right, the payment of shares upon the vesting of a Restricted Stock Unit or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Award or provides for the repurchase of such Stock by the Company.

18.6  Rule 16b-3.  The Committee shall have the right to amend any Award to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

IN WITNESS WHEREOF, BioScrip, Inc. has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

BIOSCRIP, INC.

By: /s/ Barry A. Posner
    Barry A. Posner

Date: May 2, 2011